PROMISSORY NOTE

US$500,000 December 23, 2002

AS CONSIDERATION FOR THE PURCHASE OF certain equipment, Keystone Mines Limited, a Nevada corporation, (the "Buyer") promises to pay to Capex Investments Limited (the "Holder"), the sum of $500,000. This Promissory Note (the "Note") shall bear no interest. This note will become payable in full one month from the date hereof.

The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and is qualified in no other state. The authorized capital stock of Buyer consists of 100,000,000 shares of common stock, $0.00001 par value per share, which after the closing 1,261,198 are validly issued and outstanding, fully paid and nonassessable. There are no other securities other than as disclosed in Buyer's most recent Form 10-KSB as filed with the Securities and Exchange Commission. The Buyer has the unqualified right to sell, issue, and deliver the Note. The Buyer acknowledges that the Note being issued to the Holder are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").

Neither the issuance and delivery of this Note constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of Buyer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.

Buyer has filed all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC"). The Holder acknowledges receipt of copies of all filings made with the SEC and further acknowledges that all reports have been filed.

This Note shall be governed by and construed and enforced in accordance with the laws of the state of Nevada without regard to its conflict-of-laws rules and venue of any action brought will be in any state or federal court located in the state of Nevada.

All amounts are reflected in U.S. dollars.

Keystone Mines Limited

BY :   /s/ Mike Muzylowski
Mike Muzylowski, President